Exhibit 23.1

UEN: T12LL1223B GST Reg No : M90367663E

Tel: (65) 6227 5428

10 Anson Road #20-16 International Plaza Singapore 079903

Website : www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3, of our report dated July 30, 2024, relating to the consolidated financial statements of UTime Limited, appearing in its Annual Report on Form 20-F for the year ended March 31, 2024.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Audit Alliance LLP

Singapore

July 3, 2025

Registered Office: 10 Anson Road #20-16 International Plaza Singapore 079903